TECHNE CORPORATION

                  CALCULATION OF PRIMARY EARNINGS PER SHARE

                                                  Year ended June 30,
                                                  -------------------
                                              1997        1996       1995
                                           ----------- ---------- ----------
Net earnings                               $10,881,662 $8,637,870 $6,706,042
                                           =========== ========== ==========

Weighted average number of common shares     9,455,304  9,436,403  9,365,533
Dilutive effect of stock options
  and warrants                                 275,962    285,022    156,423
                                           ----------- ---------- ----------
Average common and common  equivalent
  shares outstanding                         9,731,266  9,721,425  9,551,956
                                           =========== ========== ==========
Net earnings per share                     $      1.12 $     0.89 $     0.70
                                           =========== ========== ==========

             CALCULATION OF FULLY-DILUTED EARNINGS PER SHARE (1)

                                                  Year ended June 30,
                                                  -------------------
                                              1997        1996       1995
                                           ----------- ---------- ----------
Net earnings                               $10,881,662 $8,637,870 $6,706,042
                                           =========== ========== ==========

Weighted average number of common shares     9,455,304  9,436,403  9,365,533
Dilutive effect of stock options
  and warrants                                 294,834    317,812    166,637
                                           ----------- ---------- ----------
Average common and common equivalent
  shares outstanding                         9,750,138  9,754,215  9,532,170
                                           =========== ========== ==========

Net earnings per share                     $      1.12 $     0.89 $     0.70
                                           =========== ========== ==========

(1) Not separately reported since effect of dilution is less than 3%.